UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

StepStone Private Credit Fund LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01624	92-0758580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Lexington Avenue, 31st Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(212) 698-3500

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2023, Stepstone Private Credit Fund LLC (the “Company”), through a special purpose wholly-owned subsidiary, StepStone Great Lakes SPV Facility II LLC (“SPV Facility II”), as borrower, entered into a Loan and Security Agreement (the “BMO Loan and Security Agreement”) with Bank of Montreal, a Canadian chartered bank acting through its Chicago Branch (“BMO”), as the administrative agent, as collateral agent, and as a lender, and the other lenders party thereto from time to time, to provide SPV Facility II with a revolving credit facility (the “BMO SPV II Credit Facility”).

BMO has made an initial commitment of $81.250 million under the BMO SPV II Credit Facility, with an accordion provision to permit increases to the total facility amount up to $100 million, subject to the satisfaction of certain conditions. Borrowings under the BMO SPV II Credit Facility will generally bear interest at a rate per annum equal to Term SOFR plus a margin of 2.50% (subject to certain adjustments based on the weighted average spread of certain loan assets), and the BMO SPV II Credit Facility has an advance rate of 65% against eligible loan assets. The BMO SPV II Credit Facility is secured by a first priority security interest substantially all of the assets of SPV Facility II and a pledge over 100% of the equity interest in SPV Facility II held by the Company.

In connection with the BMO SPV II Credit Facility, the Company and SPV Facility II have made customary representations and warranties and are required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The BMO Loan and Security Agreement provides for events of default customary for a facility of its type, including with respect to payment defaults, breach of representations and covenants, cross default provisions, rendering of judgments, bankruptcy, and if a change in control of the Company occurs.

The BMO SPV II Credit Facility matures on May 1, 2030, unless sooner terminated in accordance with its terms.

The foregoing description of the BMO SPV II Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the BMO Loan and Security Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

In connection with the entry into the BMO SPV II Credit Facility, SPV Facility II and BMO also entered into (i) the Master Participation Agreement, dated as of May 1, 2023 (the “BMO Participation Agreement”) and (ii) the Sourcing and Servicing Agreement, dated as of May 1, 2023 (the “BMO Sourcing & Servicing Agreement”).

Under the BMO Sourcing & Servicing Agreement, (i) BMO, as seller and as servicer, agrees, from time to time, to present to SPV Facility II certain loans, and may, from time to time, sell to SPV Facility II certain loans or participation interests in such loans (“S&SA Investments”) pursuant to the BMO Participation Agreement and SPV Facility II may, from time to time, purchase such S&SA Investments and (ii) SPV Facility II will engage BMO to perform various reporting and administrative duties as set forth in the BMO Sourcing & Servicing Agreement. The foregoing description of the BMO Sourcing & Servicing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Following an agreement between BMO to sell, and SPV Facility II to purchase, certain S&SA Investments pursuant to the BMO Sourcing & Servicing Agreement, then, under the BMO Participation Agreement, BMO, as seller, will sell an undivided 100% participation interest in such S&SA Investments (“SPV II Participation Interests”) to SPV Facility II. The initial amounts drawn under the BMO SPV II Credit Facility were applied to pay for the SPV II Participation Interests purchased by SPV Facility II on May 1, 2023. The foregoing description of the BMO Participation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in this Current Report on Form 8-K set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Loan and Security Agreement, dated as of May 1, 2023, among StepStone Great Lakes SPV Facility II LLC, as the borrower, StepStone Private Credit Fund LLC, as the manager, Bank of Montreal, as the administrative agent and as the collateral agent, and each of the lenders from time to time party thereto*
10.2	Sourcing and Servicing Agreement, dated as of May 1, 2023, by and between Bank of Montreal and StepStone Great Lakes SPV Facility II LLC*
10.3	Master Participation Agreement, dated as of May 1, 2023, by and between Bank of Montreal and StepStone Great Lakes SPV Facility II LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and/or exhibits to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2023

StepStone Private Credit Fund LLC

By:	/s/ Joseph Cambareri
Name:	Joseph Cambareri
Title:	Chief Financial Officer and Corporate Secretary

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